Exhibit 5.1

599 LEXINGTON AVENUE  |  NEW YORK  |  NY  |  10022-6069

WWW.SHEARMAN.COM  |  T +1.212.848.4000  |  F +1.212.848.7179

September 16, 2016

Advanced Disposal Services, Inc.
90 Fort Wade Road
Ponte Vedra, FL 32081

Advanced Disposal Services, Inc.

Ladies and Gentlemen:

We have acted as counsel to Advanced Disposal Services, Inc. (formerly ADS Waste Holdings, Inc.), a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (Registration No. 333-206508) filed with the Securities and Exchange Commission (the “Commission”) on August 21, 2015, and each amendment thereto (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s common stock, par value $0.01 per share (the “Shares”, which term shall include any additional shares of the Company’s common stock registered in reliance on Securities Act Rule 462(b)).  The Shares are to be sold by the Company pursuant to the terms of an underwriting agreement to be entered into between the Company and the underwriters named therein (the “Underwriting Agreement”).  The offering of the Shares will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”).

In that connection, we have reviewed originals or copies of the following documents:

(a)                                 The Registration Statement.

(b)                                 The Prospectus.

(c)                                  The Amended and Restated Certificate of Incorporation, a form of which is included as Exhibit 3.1 to the Registration Statement (the “Amended Certificate”).

(d)                                 The Amended and Restated Bylaws of the Company, a form of which is included as Exhibit 3.2 to the Registration Statement.

ABU DHABI | BEIJING | BRUSSELS | DUBAI | FRANKFURT | HONG KONG | LONDON | MENLO PARK | MILAN | NEW YORK
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SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

*DR. SULTAN ALMASOUD & PARTNERS IN ASSOCIATION WITH SHEARMAN & STERLING LLP

(e)                                  The Underwriting Agreement, a form of which is included as Exhibit 1.1 to the Registration Statement.

(f)                                   The Agreement and Plan of Merger by and between the Company and Advanced Disposal Waste Holdings Corp. (“Parent”), a form of which is included as Exhibit 2.1 to the Registration Statement (the “Merger Agreement”).

(g)                                  The form of the Certificate of Merger of the Company and Parent (the “Certificate of Merger” and together with the Merger Agreement, the “Reorganization Documents”).

(h)                                 The originals or copies of such other corporate records of the Company and Parent, certificates of public officials and officers of the Company and Parent and such other documents and instruments as we have deemed necessary as a basis for the opinions expressed below.

For the purposes of this opinion letter, we have assumed:

(a)                                 The genuineness of all signatures.

(b)                                 The authenticity of the originals of the documents submitted to us.

(c)                                  The conformity to authentic originals of any documents submitted to us as copies.

(d)                                 As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company and Parent.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that when (i) the reorganization transactions contemplated by the Reorganization Documents have been completed, (ii) the Amended Certificate has been filed with the Secretary of State of the State of Delaware, (iii) the Company’s board of directors or the pricing committee of the Company’s board of directors has taken the necessary action to set the price for the Shares and (iv) the Shares have been issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the Underwriting Agreement, the Shares will be duly authorized by all necessary corporate action on the part of the Company and will be validly issued, fully paid and non-assessable.

Our opinion set forth above is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is provided solely in connection with the issuance and sale of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

RA/NP/DY/VN

JD